CLOSING MEMORANDUM

This Closing Memorandum (the “Closing Memorandum”) is executed as of January 31, 2019, in connection with the closing (the “Closing”) of that certain Agreement for the Purchase and Sale of Membership Interest dated as of February 5, 2018, as amended (the “PSMI”), by and among KonaTel, Inc., a Delaware corporation (“KonaTel”), the “Purchaser” therein; and Trevan Morrow (“Morrow”) the “Seller” therein, along with Jennifer Morrow (“Ms. Morrow”), Morrow’s spouse (solely regarding the provisions of Section 10.12 thereof), and IM Telecom, LLC, an Oklahoma limited liability company (“IM Telecom”), the sale of 100% of the membership interest of which is the subject of the PSMI (solely regarding the provisions of Sections 4 and 6.8 thereof).  The foregoing are sometimes referred to herein as a “Party,” and collectively, as the “Parties.”  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the PSMI Transaction Documents (as defined below); and all “Exhibits” referred to herein shall be incorporated herein by reference.

RECITALS:

Whereas, on February 5, 2018, and effective February 7, 2018, the Parties entered into the PSMI for the sale and purchase of 100% of the membership interest in IM Telecom; and

Whereas, the Parties amended the PSMI, effective April 30, 2018, (i) to delete the provisions of Section 9.2 thereof that would have allowed the Purchaser to terminate the PSMI if all of the conditions set forth in Section 6 of the PSMI were not satisfied by April 30, 2018, (ii) to extend the time for the satisfaction of such conditions to December 31, 2018, and (iii) to amend Section 9.3 thereof to allow the Seller to terminate the PSMI if there had not been a Closing of the PSMI by December 31, 2018; and

Whereas, the Parties again amended the PSMI, effective December 31, 2018, (i) to set the Closing of the PSMI at January 31, 2019, (ii) to provide for transfer of certain books and records of IM Telecom to KonaTel effective January 1, 2019, (iii) to provide for a “Transition Period” to KonaTel for certain matters regarding IM Telecom, including the transfer of funds in IM Telecom bank accounts to KonaTel’s “IM Telecom Bank of Texas” account and as otherwise may be required for KonaTel to assume the business operations of IM Telecom at the Closing, (iv) to amend and reduce the “Debt Limitation” in the PSMI to $432,472.68 as the “Maximum Allowable IM Telecom Debt” of IM Telecom, with the condition that Morrow’s indemnification under the PSMI would cover, among other matters, all debt of IM Telecom in excess of such the Debt Limitation amount, and to provide a list of the balance of any additional payments of KonaTel due or payable under the PSMI, (v) to provide that all Morrow promissory notes executed and delivered to KonaTel for advances or payments made by KonaTel under the PSMI shall be cancelled and compromised at and subject to the Closing, and (vi) to provide that all other terms and conditions of the PSMI not otherwise amended shall remain in full force and effect; and

WHEREAS, all Parties to the Agreement desire to complete and close the PSMI and execute and deliver all of the PSMI Transaction Documents, and in order to do so, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1. Representations and Warranties of Morrow, Ms. Morrow and IM Telecom under the PSMI.  Morrow, Ms. Morrow and IM Telecom, jointly and severally, and to the extent of their respective representations and warranties contained in the PSMI, hereby certify that such representations and warranties are true and correct at and as of the Closing and as if such representations and warranties were made at and as of the Closing, subject only to actual limitations applicable to Ms. Morrow and IM Telecom in the PSMI and to the exceptions set forth in the “Disclosure Schedules” of Morrow.

2.

Execution Documents.  All documents or instruments of any kind related to or required to be executed, delivered or completed by the respective Parties at and as of the Closing of the PSMI and as outlined herein or in the PSMI (the “PSMI Transaction Documents”) have been executed and delivered by the respective Parties, as may be applicable, including the (i) PSMI (Exhibit A hereto); (ii) the “Morrow Independent Contractor Agreement” (Exhibit B hereto); (iii) the “Morrow Incentive Stock Option Agreement” and associated “Lock-Up Leak-Out Agreement” regarding the resale limitations on the underlying shares of common stock of KonaTel that can be acquired thereunder (Exhibit C hereto) (Exhibits A, B and C were deposited into escrow with Leonard W. Burningham, Esq. (the “Escrow Agent”) under an Escrow Agreement dated as of February 5, 2018, and as amended on April 30, 2018 (the “Escrow Agreement”); (iv) the “Morrow Assignment of Membership Interest”  (Exhibit D hereto) whereby Morrow has assigned to KonaTel 100% of the membership interest in IM Telecom; (v) the “IM Telecom Resolutions” approving the PSMI Transaction Documents, as applicable (Exhibit E hereto); (vi) the “Morrow Resignation” resigning as a member of IM Telecom (Exhibit F hereto); and the “Iser-AGVZ (as defined below) Debt Cancellation Agreement Pay-Off Letter” (Exhibit G hereto).

3.

Termination of Escrow Agreement.  All obligations of the Escrow Agent under the Escrow Agreement have been satisfied in full, without exception or otherwise, and the Escrow Agent is hereby released from any other obligation thereunder, without qualification.

4.

Acceptance of Morrow Resignation and Change of Ownership of IM Telecom.  The Morrow Resignation is hereby accepted, and KonaTel is hereby authorized and shall, as may be required or necessary and without qualification, amend all documents in federal, state or other regulatory agencies or otherwise to reflect that KonaTel is the 100% owner of the membership interest in IM Telecom.

5.

KonaTel Payments.  Unless otherwise provided herein, at the Closing, KonaTel shall: (i) issue a check in the amount of $100 to Morrow for the assignment of 100% of the membership interest of IM Telecom to KonaTel (Exhibit H hereto); (ii) issue a check in the amount of $10 to Morrow as initial consideration under the Morrow Independent Contractor Agreement (Exhibit I hereto); (iii) wire $10,000 to Wells Fargo Financial Leasing, Inc. (“Wells Fargo Leasing”) for full payment and settlement of the principal, accrued interest or otherwise due and payable on Account No. 301-0240432-001 under a “Settlement Agreement and Release of Claims” (Exhibit J hereto) and wire an aggregate total of $50,000 to Gregg Iser and

AGVZ Management, LLC, an Oklahoma limited liability company also know as “AGVZ” or “AGVZ, LLC” ($60,000 under Exhibit G, less the $10,000 wired to Wells Fargo Leasing) (Exhibit K hereto); (iv) pay $27,500.00 to Morrow ($25,000 as set forth in Promissory Note dated January 10, 2018, and $2,500.00 for accounting and convenience fee to extend Closing date from December 31, 2108, to January 31, 2019) by wire or as otherwise reasonably directed by Morrow (Exhibit L hereto; and (v) pay $28,000.00 to Morrow (as set forth in Section 2(b) of the Morrow Independent Contractor Agreement) by wire or as otherwise reasonably directed by Morrow (copies of such wire or other payment instructions shall be promptly provided to all Parties as may be applicable).

6.

Debt Limitation and Indemnification.  The Debt Limitation in the PSMI shall be $432,472.68, $379,472.68 of which has been and is herby acknowledged to have been paid by KonaTel prior to January 26, 2019, and the balance of which is provided to be paid by KonaTel in accordance with paragraph 5 hereof, and with Morrow indemnifying and holding KonaTel harmless from and against any debts or obligations of IM Telecom in excess of the Debt Limitation, all in accordance with the applicable terms and provisions of the PSMI.

7.

Morrow Promissory Notes to KonaTel.  All promissory notes executed and delivered by Morrow to KonaTel in connection with the PSMI or otherwise for any advances paid to or for the benefit of IM Telecom to the date of the Closing are hereby cancelled and compromised at and as of the Closing.

8.

Morrow Cooperation.  Morrow agrees, that as a condition of and in further consideration of the Closing and without any additional compensation other than as referenced herein, that he shall fully cooperate with KonaTel in a reasonable commercial manner, to assist KonaTel in the preparation of or the audit of the financial statements of IM Telecom for the years ended December 31, 2017, and 2018, or as may be otherwise reasonably required or necessary for the Securities and Exchange Commission (“SEC”) filing requirements of KonaTel, provided, however, all costs of any accounting professionals or others engaged to prepare or audit such financial statements shall be borne and paid in their entirety by KonaTel.

9.

Disclosure Schedules.  The Parties’ Disclosure Schedules, as may be applicable (Exhibit M hereto), have been delivered to the respective Party entitled thereto as amended and as of January 31, 2019, and are acceptable to such respective Parties, without qualification.

10.

IM Telecom Books and Records.  At the Closing, Morrow shall forthwith deliver all books and records of IM Telecom not delivered to KonaTel prior to the Closing and as referenced in the Recitals above or as otherwise agreed in writing by KonaTel.

11.

KonaTel Conditions to Closing.  Based upon the terms and condition of this Closing Memorandum, and subject to the satisfaction and fulfillment of all such provision of this Closing Memorandum, KonaTel acknowledges that all of the conditions precedent to its obligations to complete the PSMI as outlined in Section 6 of the PSMI have been fully satisfied.

12.  Continuing Cooperation.  The Parties shall in good faith take all other reasonable actions required or necessary under the PSMI Transaction Documents as contemplated to affect all matters not otherwise covered hereby but contemplated in the Closing of the PSMI Transaction Documents.

13.

All terms, conditions and covenants of the Parties contained in any of the PSMI Transaction Documents shall continue to be effective and binding on the Parties as may be applicable until their full satisfaction, expiration or waiver in writing by the Party to whom any such terms, conditions and covenant are owed thereby.

14.

SEC Filings.  KonaTel, in its sole discretion, is authorized to file all PSMI Transaction Documents as Exhibits to reports that it is required to file with the SEC, and the Parties shall maintain the Closing of the PSMI and the PSMI Transaction Documents in strict confidence until KonaTel has filed an 8-K Current Report with the SEC announcing the Closing of the PSMI, which is anticipated to be filed with the SEC on or before four business days following the Closing.

(Signature Page Follows)

Signature Page

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

PURCHASER: KonaTel, Inc. By: /s/ D. Sean McEwen D. Sean McEwen, CEO

SELLER:

/s/ Trevan Morrow

Trevan Morrow, Seller

/s/ Jennifer Morrow

Jennifer Morrow, Spouse of the Seller (solely for purposes of Section 10.12 of the PSMI)

IM TELECOM, LLC (solely for the provisions of Section 4 and Section 6.8 only of the PSMI)

By: /s/ Trevan Morrow

Trevan Morrow, Manager and Sole Owner

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